Exhibit 23.2

                         [Letterhead of Moore Stephens]


Our Reference:  85/25725

                                                                   29 April 1999


Flextronics International Limited
2090 Fortune Drive
San Jose, CA 95131



FLEXTRONICS INTERNATIONAL LIMITED
FORM S-3 (1)



As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.





/s/ Moore Stephens

Moore Stephens